Exhibit 10.48

SSA Global Technologies, Inc.

500 W. Madison, Suite 1600

Chicago, Illinois 60661

November 17, 2004

Madeleine L.L.C.

299 Park Avenue

23rd Floor

New York, New York 10171

Reference is made to the Subordinated Promissory Note dated December 18, 2003, made by SSA Global Technologies, Inc. to Madeleine L.L.C. (“Madeleine”) in the original principal amount of $23,000,000 (the “Note”). The Final Maturity Date (as defined therein) of the Note is December 18, 2005. SSA has requested that Madeleine extend the Final Maturity Date to December 18, 2006. By your signature below, Madeleine hereby agrees that the Final Maturity Date of the Note shall be extended to December 18, 2006.

This letter agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this letter agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart. This letter agreement shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed within such state.

Very truly yours,

By:	/s/ Stephen Earhart
Name: Stephen Earhart
Title: EVP/CFO SSA

Acknowledged, accepted and agreed to:

MADELEINE L.L.C.

By:	/s/ Mark A. Neporent
Name: Mark A. Neporent
Title: VP